Exhibit 10.2(g)

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this "Sixth  Amendment") is entered into on the Sixth Amendment Date set forth below Landlord's signature hereto (the "Sixth Amendment Date") by and between 2300 WINDY RIDGE LLC, a Georgia limited liability company (hereinafter referred to as "Landlord"), and MANHATTAN ASSOCIATES, INC., a Georgia corporation (hereinafter referred to as "Tenant").

W I T N E S S E T H:

WHEREAS, Wildwood Associates, a Georgia general partnership (hereinafter referred to as "Wildwood"), and Tenant entered into that certain Lease Agreement dated June 25, 2001 (hereinafter referred to as the "Original Lease"), as amended by that certain First Amendment to Lease Agreement between Wildwood and Tenant dated June 10, 2002 (hereinafter referred to as the "First Amendment"), as amended by that certain Second Amendment to Lease Agreement between 2300 Windy Ridge Parkway Investors, LLC, a Delaware limited liability company (hereinafter referred to as "Investors"), as successor-in-interest to Wildwood, and Tenant dated February 21, 2007 (hereinafter referred to as the "Second Amendment"), as amended by that certain Third Amendment to Lease Agreement between Investors and Tenant dated June 14, 2007 (hereinafter referred to as the "Third Amendment"), as amended by that certain Fourth Amendment to Lease Agreement between SP4 2300 Windy Ridge, L.P., a Delaware limited partnership (hereinafter referred to as "Windy Ridge"), as successor-in-interest to Investors, and Tenant dated as of August 15, 2012 (hereinafter referred to as the "Fourth Amendment"), and as amended by that certain Fifth Amendment to Lease Agreement between Landlord, as successor-in-interest to Windy Ridge, and Tenant dated as of May 19, 2014 (hereinafter referred to as the "Fifth Amendment"; the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, is hereinafter sometimes referred to as the "Lease"), pursuant to which Tenant leases certain premises in the building known as "Wildwood Center" located at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Building"), consisting, as of the Sixth Amendment Date, of 190,986 square feet of Rentable Floor Area being Floor 1 North (22,719 rsf), Floor 3 North (24,056 rsf), Floor 7 (425 rsf), Floor 8 (18,765 rsf), Floor 9 (62,576 rsf) and Floor 10 (62,445 rsf), which premises are more particularly described in the Lease (hereinafter referred to as the "Original Premises");

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Original Premises by leasing certain storage space located on the basement of the North Tower of the Building containing 398 usable square feet and more particularly shown as the "Storage Space" on Exhibit A-6 attached hereto and incorporated by this reference (the "Storage Space").

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.      Defined Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as given such terms in the Lease.

2.      Storage Space.  In addition to the Premises described in the Lease, commencing on  Sept 1, 2014 Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the Storage Space, upon the same terms and conditions as contained in the Lease for the lease of the Premises, except as follows:

a.

Tenant shall pay monthly rent to Landlord for the Storage Space as and when Base Rent is due under the Lease in the amount of $265  per month; Base Rent shall be escalated by annually by 2% beginning October 1, 2015;

b.	The lease term of the Storage Space shall expire and be co-terminus with the Lease of the Premises, as it may be extended from time to time;
c.	Tenant may use the Storage Space only as a storage area and people may not be assigned to work therein on a full-time basis;
d.	From time to time and in Landlord's sole discretion, Landlord may relocate the Storage Space in connection with a relocation of the Premises;
e.	Landlord shall provide only the following services to the Storage Space:
i.	electricity; and
ii.	janitorial service for common areas.
f.	The Storage Space shall not be included in determining the number of parking spaces

g.

Tenant accepts such Storage Space on an "AS IS, WHERE IS" basis, "WITH ALL FAULTS" and without any representations and warranties whatsoever, and no work or improvements or any allowance therefor shall be required from Landlord for such Storage Space. Tenant shall not make any improvements or alterations to the Storage Space without Landlord's consent.

3.      Brokerage Commissions.  Landlord and Tenant acknowledge and agree that CBRE, Inc. ("Broker") has acted in a dual capacity in the negotiation of this Sixth Amendment as broker for Landlord and as broker for Tenant. Tenant represents and warrants that it has not retained or consulted with a broker, agent or commission salesperson with respect to the negotiation of this Sixth Amendment, except for Broker, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent or commission salesperson acting for or on behalf of Tenant, other than to Broker.  Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage suffered or incurred by Landlord as the result of any breach by Tenant of the representation and warranty contained in this Paragraph.  Landlord represents and warrants that, except for Broker, no broker, agent or commission salesperson has represented Landlord in the negotiation of this Sixth Amendment, and Landlord has agreed to compensate Broker for its services in accordance with the terms of a separate commission agreement between Landlord and Broker.

4.      No Defaults.  Landlord and Tenant agree that there are, as of the Sixth Amendment Date, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

5.      Miscellaneous.  This Sixth Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Sixth Amendment contains the parties' entire agreement regarding the subject matter covered by it and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Sixth Amendment.  The person executing this Sixth Amendment on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has full right and authority to enter into this Lease, and that the person signing on behalf of Tenant is authorized to do so. Except as modified by this Sixth Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant, their successors and permitted assigns.

6.      No Further Amendments; Ratification.  Except as expressly amended herein, all terms and conditions of the Lease remain unamended in full force and effect and are ratified and confirmed by Landlord and Tenant.  In the event of any conflict between the terms and conditions of this Sixth Amendment and any of the terms and conditions of the Lease, the terms and conditions of this Sixth Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date set forth below each party's signature hereto, respectively, but with intent  to be bound hereby on the Sixth Amendment Date.

LANDLORD:

2300 WINDY RIDGE LLC, a Georgia limited partnership

By:	Wildwood CS, LLC, a Delaware limited liability company, its Managing Member

By:	/s/ Fred Arena
Name:	Fred Arena
Title:	Manager

"Sixth Amendment Date": August 13, 2014

[SIGNATURE PAGE TO SIXTH AMENDMENT]

TENANT:

MANHATTAN ASSOCIATES, INC., a Georgia corporation

By:	/s/ Dennis B. Story
Name:	Dennis B. Story
Title:	Executive Vice President and Chief Financial Officer

Attest:	/s/ Mark McCormick
Print Name:	Mark McCormick
Title:	Senior Director, Contract Administration

[CORPORATE SEAL]

Date signed by Tenant: August 13, 2014

EXHIBIT A-6

STORAGE SPACE

Manhattan
Associates Storage
Space
CBRE

2300 Wildwood Center • Basement North • 18,734 Floor RSF

Leasing Diagram

[Drawings, dimensions, plans, boundaries, furniture, fixtures and improvements shown in this Exhibit are for illustrative purposes only and are not intended to indicate the actual square footages, build out or improvements to such space]